Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of NUI Corporation (the "company") for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "report"), I, John Kean, Jr., President and Chief Executive Officer of the company, and I, A. Mark Abramovic, Sr. Vice President, Chief Operating Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)       the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)       the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the company.

    /s/  John Kean, Jr.                        /s/ A. Mark Abramovic
         John Kean, Jr.                             A. Mark Abramovic
        President and                                Sr. Vice President, Chief Operating
       Chief Executive Officer                  Officer and Chief Financial Officer
       August 14, 2003                            August 14, 2003

           A signed copy of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to the company. The foregoing certification is being furnished solely to accompany the report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.